                                                                Exhibit 5


          PROVIDENT MUTUAL LIFE INSURANCE COMPANY                 PC 0103
         P.O. Box 15750, Wilmington, DE 19850-5750

1. PRODUCT:_____________________________________________________

2. ANNUITANT INFORMATION

   _____________________________________________________________
   First Name          MI Last Name

   _____________________________________________________________
   Street Address

   _____________________________________________________________
   City              State    Zip Code

   _____________________________________________________________
   Date of Birth      [ ]Male [ ]Female

   _____________________________________________________________
   Social Security   Daytime Phone Number

   _____________________________________________________________
   E-mail Address

3. BENEFICIARY INFORMATION

   _____________________________________________________________
   Name of Primary       Relationship to Owner


   _____________________________________________________________
   Name of Contingent    Relationship to Owner
   IF A TRUST, COMPLETE BELOW:

   _____________________________________________________________
   Name              Date         Trustee's Name

4. OWNER INFORMATION (if other than Annuitant)

   _____________________________________________________________
   First Name/Name of Trust    MI Last Name

   _____________________________________________________________
   Street Address

   _____________________________________________________________
   City                         State   Zip Code

   _____________________________________________________________
   E-mail Address

   _____________________________________________________________
   Date of Birth/Trust S.S./Tax I.D. Number Daytime Phone Number
   [  ]  Joint Owner (must be spouse of Owner)

   _____________________________________________________________
   Name

   _____________________________________________________________
   Date of Birth            Social Security Number

5. TYPE OF ANNUITY (complete A or B)

   A. NON-QUALIFIED (choose one)
   [ ] Non-Qualified        [ ] 1035 Exchange
   [ ] Transfer (CD, Mutual
       Funds, etc.)
   B. QUALIFIED (choose one)
   [ ] IRA Rollover         [ ] 403(b) Transfer
   [ ] IRA Transfer         [ ] HR10/Keogh
   [ ] SIMPLE IRA           [ ] Profit Sharing*
   [ ] SEP IRA              [ ] Pension*
   [ ] Roth Conversion IRA      *(Plan Year End________________)
                                              Month, Day, Year
6.  RIDERS

    Step Up Death Benefit (available for Issue Ages 0-70 only).
    [ ] Charitable Remainder Trust ($100,000 minimum)

7.  PREMIUM PAYMENT

    a. Initial premium payment: $_________________________________

    b. Subsequent premium amounts: $______________________________

       [ ] Annually        [ ] Semiannually    [ ] Quarterly
       [ ] APP (submit completed authorization and voided check)

8.  AUTOMATIC ASSET REBALANCING
    The Owner may authorize periodic transfers of amounts among the Subaccounts in order to achieve a particular percentage allocation among Subaccounts. No amounts will be transferred to or from the Guaranteed Account under this feature.
    [ ] I elect Automatic Asset Rebalancing of the variable subaccounts to the premium allocations specified in Question 11.
           [ ] Annually   [ ] Quarterly






          PROVIDENT MUTUAL LIFE INSURANCE COMPANY                 PC 0103
         P.O. Box 15750, Wilmington, DE 19850-5750


9.  DOLLAR COST AVERAGING

    The Owner may elect to systematically and automatically transfer, on a monthly basis, specified dollar amounts from a designated Subaccount(s) or Guaranteed Account to other Subaccount(s).

    Transfer $________________ each month ($500 minimum) from the  ____________
    Subaccount to the Subaccount(s) designated in Question 11 over:

    [ ]  6 months   [ ]  18 months  [ ] 30 months
    [ ] 12 months   [ ]  24 months  [ ] 36 months

10. EARNINGS SWEEP

    The Owner may elect to move Monthly earnings form the Money Market or Guaranteed Account to a specified Subaccount(s).

    Transfer all earnings from the [ ] Money Market or [ ] Guaranteed Account (excluding the DCA Guaranteed Account) on a monthly basis to the Earnings Sweep allocations selected in Question 11.

11. INITIAL ALLOCATION (whole percentages)
                                                         DCA OR
                                           PREMIUMS   EARNINGS SWEEP
  MARKET STREET INVESTMENT MGMT.
    All Pro Large Cap Growth.............   ____ %      _________ %
    All Pro Large Cap Value..............   ____ %      _________ %
    All Pro Small Cap Growth.............   ____ %      _________ %
    All Pro Small Cap Value..............   ____ %      _________ %
    All Pro Broad Equity.................   ____ %      _________ %
    Mid Cap Growth.......................   ____ %      _________ %
    Bond.................................   ____ %      _________ %
    Balanced.............................   ____ %      _________ %
    Money Market.........................   ____ %      _________ %
   STATE STREET GLOBAL ADVISORS
    Equity 500 Index.....................   ____ %      _________ %
   THE BOSTON CO. ASSET MGMT.
    International........................   ____ %      _________ %
   FIDELITY MGMT. & RESEARCH
    Contrafund...........................   ____ %      _________ %
    Growth...............................   ____ %      _________ %
    Growth Opportunities.................   ____ %      _________ %
    Overseas.............................   ____ %      _________ %
   MFS INVESTMENT MANAGEMENT
    Emerging Growth Series...............   ____ %      _________ %
    Investor's Trust Series..............   ____ %      _________ %
    New Discovery Series.................   ____ %      _________ %
    Research Series......................   ____ %      _________ %
   OPCAP ADVISORS
    Equity...............................   ____ %      _________ %
    Managed..............................   ____ %      _________ %
   PIMCO
    High Yield...........................   ____ %      _________ %
    Total Return.........................   ____ %      _________ %
   STRONG CAPITAL MANAGEMENT
    Mid Cap Growth Fund II...............   ____ %      _________ %
    Opportunity Fund II..................   ____ %      _________ %
   VAN ECK ASSOCIATES
    Worldwide Bond.......................   ____ %      _________ %
    Worldwide Emerging Markets...........   ____ %      _________ %
    Worldwide Hard Assets................   ____ %      _________ %
    Worldwide Real Estate................   ____ %      _________ %
   GUARANTEED ACCOUNT                       ____ %          N/A

    Only one transfer out of the Guaranteed Account allowed each year. This transfer must be requested within 30 days before and 30 days after the Contract Anniversary. Any unused transfer does not carry over the next year. The maximum transfer amount from the Guaranteed Account is 25% of the Guaranteed Account Value on the date of transfer, unless the balance after the transfer is less than $500.00.

  DCA GUARANTEED ACCOUNT - VIP
   Premium Only
   6-Month................................  ____ %          N/A
   12-Month...............................  ____ %          N/A

_______________________________________________________________________________
PMA18 1.00                                                           (Rev. 5.01)

12. SYSTEMATIC WITHDRAWAL PLAN

The Owner may elect to systematically and automatically receive withdrawals on a monthly or a quarterly basis. Systematic withdrawals cannot be used to continue the contract in force beyond the Maturity Date. On the Maturity Date the contract must annuitize.

Please withdraw $_____________ (minimum $100 per month or $300 per quarter) on a / / monthly or / / quarterly basis.
/ / I DO NOT want federal income tax withheld from the distribution.
/ / I DO want federal income tax withheld from the distribution at a rate of ________% (not less than 10%).

13. REPLACEMENT

Will the proposed contract replace or change any existing annuity contract or
insurance policy? / / Yes    / / No

(If yes, list company name, contract/policy number and year of issue.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

14. SIGNATURE(S)

I (we) represent that my (our) answers to the above questions are correct and true to the best of my (our) knowledge, information and belief and agree that this application shall be a part of any annuity contract issued by the Company. I (we) acknowledge receipt of a current prospectus describing the contract applied for and the underlying Subaccounts elected in Question 11. I (WE) UNDERSTAND THAT THE CONTRACT ACCOUNT VALUES AND SURRENDER VALUES UNDER ANY CONTRACT ISSUED PURSUANT TO THIS APPLICATION, WHEN BASED UPON ASSETS ALLOCATED TO THE PROVIDENT MUTUAL VARIABLE ANNUITY SEPARATE ACCOUNT, ARE VARIABLE IN NATURE AND ARE NOT GUARANTEED AS TO THEIR DOLLAR AMOUNT BY THE COMPANY OR ANY OTHER INSURANCE COMPANY, ARE NOT GUARANTEED BY THE U.S. GOVERNMENT OR ANY STATE GOVERNMENT, AND ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER FEDERAL OR STATE AGENCY. THE CONTRACT I (WE) HAVE APPLIED FOR IS SUITABLE FOR MY (OUR) INSURANCE INVESTMENT OBJECTIVES, FINANCIAL SITUATION AND NEEDS.

I (we) hereby certify, under penalties of perjury, that the social security number and taxpayer identification number I (we) am (are) providing is correct and I (we) am (are) neither currently subject to backup withholding, nor have been so notified by the Internal Revenue Service.

Signed at ___________________________________________________________________
                              City                              State

On (Date) ___________________________________________________________________

Signature of Annuitant
(if other than Owner) _______________________________________________________

Signature of Owner
(if other than Annuitant) ___________________________________________________

Signature of Joint
Owner (if applicable) _______________________________________________________


                       FOR REGISTERED REPRESENTATIVE ONLY

Do you have knowledge or reason to believe that a replacement or change of existing insurance or annuities may be involved?

                 / / Yes (provide details in remarks)    / / No

If the annuity now applied for is intended to replace or change insurance or annuities in this or any other company, have you submitted to the applicant a written proposal setting forth all the facts, advantages and disadvantages in making this replacement?

                 / / Yes (provide details in remarks)    / / No

Is this transaction a 1035 exchange?

                 / / Yes (provide details in remarks)    / / No

Have you completed the state replacement form(s) (where required)?

                       / / Enclosed     / / Not Required

I have read the Insurance Company's statement regarding the appropriateness of replacement transactions and believe this to be an appropriate replacement. I have used only Company approved sales materials in connection with this application, which are identified as follows:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

A copy of all sales material, other than the electronically presented sales material, was left with the applicant on or before the application was completed.

I have truly and accurately recorded all Applicant's answers on this application and have witnessed his/her/their signature(s) hereon. I have reasonable grounds to believe that the purchase of the contract applied for is suitable for the Applicant.

Print Representative's Name ____________________________________________________

Signature of Representative ____________________________________________________

Date _____________________ Telephone No. _______________________________________

Print Name of Broker/Dealer ____________________________________________________

Authorized Signature _____________________________________ Date ________________



Representative(s) of Credit - Print Name         %           F.E.        Code
________________________________________________________________________________
Name
____________________________________________
E-mail Address
________________________________________________________________________________
Name
____________________________________________
E-mail Address
________________________________________________________________________________
Name
____________________________________________
E-mail Address


COMMISSION OPTIONS (SELECT ONE)

/ / A - No Trails    / / Trail Option B     / / Trail Option C


PAYMENT INSTRUCTIONS

Make payments to "Provident Mutual Life Insurance Company."

REMARKS OR SPECIAL INSTRUCTIONS